Exhibit 99.1


JUPITERMEDIA ANNOUNCES RESIGNATION OF CHIEF FINANCIAL OFFICER

(New York, NY - October 23, 2006) - Jupitermedia Corporation (Nasdaq: JUPM) today announced that Executive Vice President and Chief Financial Officer, Christopher J. Baudouin has submitted his resignation to the company. Mr. Baudouin has been Chief Financial Officer of Jupitermedia since its inception in 1998. Mr. Baudouin will continue with the Company through December 31, 2006 to ensure an orderly transition of his responsibilities until a successor is appointed. Christopher S. Cardell, Jupitermedia's President and Chief Operating Officer, will serve as interim Chief Financial Officer until a successor is appointed.

"Chris Baudouin has been an important contributor to the growth and success of Jupitermedia. He has been with us through our many business acquisitions, sales and other transactions, and never wavered under the pressure of a very demanding workload," stated Alan M. Meckler, Chairman and CEO of Jupitermedia Corporation. "While it is never easy to part company with a long-time colleague, we are fortunate that Chris has developed a strong financial team under his direction and that we will not miss a beat through this transition. We all wish him continued success in his future endeavors," added Meckler.

"My years at Jupitermedia have been personally and professionally rewarding. The pace of growth at the company has been incredible. I want to thank Alan Meckler and Chris Cardell for both the opportunities provided to me and their leadership over the years," stated Christopher J. Baudouin. "While I am looking forward to the challenges ahead, I continue to be optimistic about the future for Jupitermedia," added Baudouin.

About Jupitermedia Corporation
Jupitermedia Corporation (Nasdaq: JUPM), (www.jupitermedia.com) headquartered in Darien, CT, is a leading global provider of original information, images and digital content for information technology, business and creative professionals. Jupitermedia includes Jupiterimages, one of the leading images companies in the world with over 7.0 million images online serving creative professionals with brands like BananaStock, Workbook Stock, Brand X Pictures, FoodPix, Botanica, Nonstock, The Beauty Archive, IFA Bilderteam, Comstock Images, Creatas Images, PictureQuest, Liquid Library, Thinkstock Images, Thinkstock Footage, Bigshot Media, Goodshoot, IT Stock Free, Stock Image, Pixland, Photos.com, Ablestock.com, PhotoObjects.net, Clipart.com, FlashFoundry.com, AnimationFactory.com, RoyaltyFreeMusic.com and JupiterGreetings.com. The online media division of Jupitermedia is JupiterWeb, which operates four distinct online networks: internet.com and EarthWeb.com for IT and business professionals; DevX.com for developers; and Graphics.com for creative professionals. JupiterWeb properties include more than 150 Web sites and over 150 e-mail newsletters that are viewed by over 20 million users and generate over 350 million page views monthly.


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"Safe Harbor" Statement under the Private Securities Litigation Reform Act of
1995: Statements in this press release which are not historical facts are "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The potential risks and uncertainties address a variety of subjects including, for example, the competitive environment in which Jupitermedia competes; the unpredictability of Jupitermedia's future revenues, expenses, cash flows and stock price; Jupitermedia's ability to integrate acquired businesses, products and personnel into its existing businesses; Jupitermedia's ability to protect its intellectual property; and Jupitermedia's dependence on a limited number of advertisers. For a more detailed discussion of such risks and uncertainties, refer to Jupitermedia's reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. The forward-looking statements included herein are made as of the date of this press release, and Jupitermedia assumes no obligation to update the forward-looking statements after the date hereof.

CONTACT:
Michael DeMilt
VP of Marketing
203-662-2989
press@jupitermedia.com

All current Jupitermedia press releases can be found online at www.jupitermedia.com/corporate/press.html.